Exhibit 99.1

Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Second Quarter 2014 Results
Second Quarter Highlights

•	Q2 Net Sales increased $30.4 million or 2.8%, after adjusting for the impact of divested businesses.

•	Q2 Adjusted Earnings per Diluted Share increased to $0.20 versus $0.13 in the prior year period.

•	Q2 Adjusted EBITDA increased to $190.8 million versus $175.1 million in the prior year period.

•	Acquired U.K.-based Benson Group and completed sale of multi-wall bag business.

ATLANTA, GA, July 24, 2014. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported a Net Loss for second quarter 2014 of $40.0 million, or $0.12 per share, based upon 328.7 million weighted average shares. This compares to second quarter 2013 Net Income of $21.2 million, or $0.06 per share, based on 351.5 million weighted average diluted shares.
Including the tax impact, second quarter 2014 Net Income was negatively impacted by $106.0 million of charges primarily from the Loss on Sale of Assets (multi-wall bag business) along with Charges associated with Business Combinations and Other Special Charges. When adjusting for these charges, Adjusted Net Income for the second quarter of 2014 was $66.0 million, or $0.20 per diluted share compared to second quarter 2013 Adjusted Net Income of $44.1 million or $0.13 per diluted share.
"We had a busy quarter with a strategic acquisition and the sale of our multi-wall bag business. The sale represents the last major step in a series of divestitures over the last nine months and completes our transformation into a pure play, vertically integrated paperboard packaging business," said CEO David Scheible. "We recovered from the weather challenged first quarter and delivered a solid second quarter with significantly higher Adjusted EBITDA margins both sequentially and year-over-year. Performance was strong across the business, particularly at our two virgin fiber mills, which ramped back up quickly and efficiently after the weather driven unplanned downtime in February and March. We were also able to move our continuous improvement teams back into place and delivered a solid $22 million net benefit from performance initiatives in the quarter.”

“Our first priority is running the business, but we are also taking strategic actions to further position Graphic Packing as the global leader in paperboard packaging. We took two major steps toward this goal in the quarter with the acquisition of the U.K.-based Benson Group and the sale of our multi-wall bag business. The Benson acquisition greatly enhances our folding carton business in Europe in key end-use segments. Like our strategy in the United States, we are committed to growing our European business around food and beverage end markets and optimizing our supply chain footprint around our customers' needs.”
Net Sales
Net Sales decreased 2.0% to $1,116.7 million in the second quarter of 2014, compared to $1,139.7 million in the prior year period. Excluding $53.4 million of sales in the prior year period from divested businesses, Net Sales increased $30.4 million or 2.8%. The increase was driven by $23.7 million of higher pricing, $4.1 million of favorable exchange rates and $2.6 million of improved volume/mix.
Paperboard Packaging Net Sales, which comprised 88.4% of total second quarter Net Sales, increased 1.6% to $987.3 million in second quarter 2014, compared to $972.1 million in the prior year period. Excluding $21.0 million of sales in the prior year period for the divested Uncoated Recycled Board (URB) mill and the divested labels business, Paperboard Packaging Net Sales increased $36.2 million or 3.8%.
Net sales in the Flexible Packaging segment decreased 22.8% to $129.4 million in the second quarter of 2014, compared to $167.6 million in the prior year period. Excluding $32.4 million of sales in the prior year period for the divested flexible plastics business, Flexible Packaging Net Sales decreased $5.8 million or 4.3%.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations by business segment for the first and second quarter of 2014 and each quarter of 2013.

EBITDA
Including $171.1 million of special charges, EBITDA for second quarter 2014 decreased to $19.7 million from $139.7 million in the second quarter of last year. When adjusting for these special charges, Adjusted EBITDA increased 9.0% to $190.8 million in second quarter 2014 from $175.1 million in second quarter 2013. The $171.1 million adjustment was primarily related to the June 2014 sale of the Company’s multi-wall bag business. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2014 was positively impacted by $23.7 million of higher pricing, $21.6 million of improved net operating performance and $0.3 million of favorable exchange rates. These benefits were offset by $12.8 million of commodity inflation, $10.7 million in higher labor and benefit costs, and $6.4 million of unfavorable volume/mix.
Other Results
Total Net Debt at the end of second quarter 2014 was $2,161.3 million, $40.1 million lower than at the end of 2013. The Company’s June 30, 2014 Net Leverage Ratio dropped to 3.17 times Adjusted EBITDA from 3.48 times Adjusted EBITDA at the end of the second quarter of 2013. At June 30, 2014, the Company had available domestic liquidity of $773.3 million, including the undrawn availability under its $1.0 billion U.S. revolving credit facility.

Net Interest Expense was $21.2 million in the second quarter of 2014, compared to $29.7 million in the second quarter of 2013. The decrease was primarily attributable to lower debt levels and the Company's decision to issue new 4.75% Senior Notes and use the proceeds to redeem its higher 9.5% notes on June 15, 2013.
Capital expenditures were $49.6 million in the second quarter of 2014, compared to $51.7 million in the second quarter of 2013.
Income Tax Benefit was $33.2 million in the second quarter of 2014 compared to an $11.4 million expense in the second quarter of 2013. The change over the prior year was primarily a result of the second quarter pre-tax loss generated by the sale of the Company’s multi-wall bag business. As of June 30, 2014, the Company had approximately $917 million of Net Operating Losses (NOLs) for U.S. federal cash income tax purposes, which may be used to offset future taxable income.
Please note that a tabular reconciliation of Adjusted Net Sales, EBITDA, Adjusted EBITDA, Adjusted Net Income and Total Net Debt is attached to this release.
Secondary Offering

During May of 2014, certain shareholders of the Company sold 43.7 million shares of common stock in a secondary public offering at $10.45 per share. The shares were sold by certain affiliates of TPG Capital, L.P. (the “TPG Entities”) and certain Coors family trusts and the Adolph Coors Foundation. This represents the seventh secondary transaction since December 2012 by one or more of four selling stockholders including: the TPG Entities; certain Coors family trusts and the Adolph Coors Foundation; Clayton, Dublier & Rice Fund V Limited Partnership; and Old Town, S.A. Following the May 2014 transaction, these four shareholders no longer hold shares of the Company's common stock.
Earnings Call
The Company will host a conference call at 10:00 am eastern time today (July 24, 2014) to discuss results of second quarter 2014. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 66283979). Listeners may also access the audio webcast, along with a slide presentation, at the Graphic Packaging website: http://www.graphicpkg.com in the Investors section. Replays of the call can be accessed for one week by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, performance improvements, growth of our European business and the use of net operating losses to offset future taxable income are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, cutbacks in consumer spending that could affect demand for the Company's products or actions taken by our customers in response to the difficult economic environment, the Company's ability to implement its business strategies, and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft and coated-recycled board. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2014	2013	2014	2013
Net Sales	1,116.7	1,139.7	2,189.4	2,240.2
Cost of Sales	903.6	951.1	1,789.3	1,868.7
Selling, General and Administrative	94.5	97.0	195.4	196.2
Other Expense (Income), Net	0.4	(4.4)	(1.0)	(7.3)
Restructuring and Other Special Charges	171.1	8.3	178.9	9.7
(Loss) Income from Operations	(52.9)	87.7	26.8	172.9
Interest Expense, Net	(21.2)	(29.7)	(41.6)	(56.9)
Loss on Modification or Extinguishment of Debt	—	(25.9)	—	(25.9)
(Loss) Income before Income Taxes and Equity Income of Unconsolidated Entities	(74.1)	32.1	(14.8)	90.1
Income Tax Benefit (Expense)	33.2	(11.4)	8.4	(35.1)
(Loss) Income before Equity Income of Unconsolidated Entities	(40.9)	20.7	(6.4)	55.0
Equity Income of Unconsolidated Entities	0.6	0.4	0.9	0.7
Net (Loss) Income	(40.3)	21.1	(5.5)	55.7
Net Loss Attributable to Noncontrolling Interests	0.3	0.1	0.7	0.4
Net (Loss) Income Attributable to Graphic Packaging Holding Company	(40.0)	21.2	(4.8)	56.1

Net (Loss) Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$(0.12)	$0.06	$(0.01)	$0.16
Net (Loss) Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$(0.12)	$0.06	$(0.01)	$0.16

Weighted Average Number of Shares Outstanding - Basic	328.7	349.8	328.2	348.9
Weighted Average Number of Shares Outstanding - Diluted	328.7	351.5	328.2	350.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2014	December 31, 2013

ASSETS

Current Assets:
Cash and Cash Equivalents	$157.0	$52.2
Receivables, Net	490.1	412.8
Inventories, Net	522.7	557.1
Deferred Income Tax Assets	172.2	171.3
Other Current Assets	34.6	32.2
Assets Held for Sale	10.2	6.6
Total Current Assets	1,386.8	1,232.2
Property, Plant and Equipment, Net	1,550.4	1,678.9
Goodwill	1,191.5	1,125.4
Intangible Assets, Net	351.9	467.0
Other Assets	65.5	55.8
Total Assets	$4,546.1	$4,559.3

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$73.0	$77.4
Accounts Payable	407.0	428.3
Other Accrued Liabilities	187.0	205.5
Total Current Liabilities	667.0	711.2
Long-Term Debt	2,245.3	2,176.2
Deferred Income Tax Liabilities	307.2	329.9
Other Noncurrent Liabilities	264.5	268.4

Redeemable Noncontrolling Interests	—	11.3

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 327,020,678 and 324,746,642 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	3.3	3.2
Capital in Excess of Par Value	1,788.2	1,789.9
Accumulated Deficit	(547.4)	(542.6)
Accumulated Other Comprehensive Loss	(182.0)	(188.2)
Total Equity	1,062.1	1,062.3
Total Liabilities and Equity	$4,546.1	$4,559.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(5.5)	$55.7

Non-cash Items Included in Net (Loss) Income:
Depreciation and Amortization	136.4	133.7
Deferred Income Taxes	(13.6)	28.0
Amount of Postretirement Expense (Less) Greater Than Funding	(9.2)	6.8
Loss on the Sale of Assets	170.4	—
Other, Net	29.3	19.2
Changes in Operating Assets and Liabilities	(154.2)	(133.5)
Net Cash Provided by Operating Activities	153.6	109.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(108.9)	(84.6)
Proceeds from Government Grant	26.9	—
Acquisition of Business	(190.7)	—
Cash Acquired Related to Acquisition	16.9	—
Proceeds Received from the Sale of Assets, Net of Selling Costs	167.4	—
Other, Net	(1.6)	(1.9)
Net Cash Used in Investing Activities	(90.0)	(86.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance or Modification of Debt	—	425.0
Retirement of Long-Term Debt	—	(425.0)
Payments on Debt	(30.8)	(29.7)
Borrowings under Revolving Credit Facilities	794.2	982.9
Payments on Revolving Credit Facilities	(699.1)	(961.8)
Redemption and Debt Issuance Costs	—	(27.4)
Repurchase of Common Stock related to Share-Based Payments	(15.8)	(11.0)
Other, Net	(8.4)	8.0
Net Cash Provided by (Used in) Financing Activities	40.1	(39.0)

Effect of Exchange Rate Changes on Cash	1.1	(2.8)

Net Increase (Decrease) in Cash and Cash Equivalents	104.8	(18.4)
Cash and Cash Equivalents at Beginning of Period	52.2	51.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$157.0	$33.1

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, sale or shutdown of assets, other special (credits) charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2014	2013	2014	2013
Net (Loss) Income Attributable to Graphic Packaging Holding Company	$(40.0)	$21.2	$(4.8)	$56.1
(Subtract) Add:
Net Loss Attributable to Noncontrolling Interests	(0.3)	(0.1)	(0.7)	(0.4)
Income Tax (Benefit) Expense	(33.2)	11.4	(8.4)	35.1
Equity Income of Unconsolidated Entities	(0.6)	(0.4)	(0.9)	(0.7)
Interest Expense, Net	21.2	29.7	41.6	56.9
Depreciation and Amortization	72.6	77.9	142.7	152.9
EBITDA	19.7	139.7	169.5	299.9
Loss on Sale of Assets	164.5	—	170.4	—
Charges Associated with Business Combinations and Other Special Charges	6.6	9.5	8.5	10.9
Loss on Modification or Extinguishment of Debt	—	25.9	—	25.9
Adjusted EBITDA	$190.8	$175.1	$348.4	$336.7

Net Income Attributable to Graphic Packaging Holding Company	$(40.0)	$21.2	$(4.8)	$56.1
Loss on Sale of Assets	164.5	—	170.4	—
Charges Associated with Business Combinations and Other Special Charges	6.6	8.3	8.5	9.7
Loss on Modification or Extinguishment of Debt	—	25.9	—	25.9
Tax Impact of Non-recurring Items	(65.1)	(11.3)	(63.6)	(11.8)
Adjusted Net Income	$66.0	$44.1	$110.5	$79.9

Adjusted Earnings Per Share - Basic	$0.20	$0.13	$0.34	$0.23

Adjusted Earnings Per Share - Diluted	$0.20	$0.13	$0.33	$0.23

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2014	2013	2013
Net Income Attributable to Graphic Packaging Holding Company	$85.7	$119.1	$146.6
(Subtract) Add:
Net (Loss) Income Attributable to Noncontrolling Interests	(0.2)	(2.0)	0.1
Income Tax Expense	23.9	76.0	67.4
Equity Income of Unconsolidated Entities	(1.7)	(2.0)	(1.5)
Interest Expense, Net	86.6	108.5	101.9
Depreciation and Amortization	304.0	300.5	314.2
EBITDA	498.3	600.1	628.7
Charges Associated with Business Combination	27.5	25.5	30.5
Loss (Gain) on Sale or Shutdown of Assets, Net	152.5	—	(17.9)
Restructuring and Other Special Charges	2.4	4.1	1.8
Loss on Modification or Extinguishment of Debt	1.2	28.0	27.1
Adjusted EBITDA	$681.9	$657.7	$670.2

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2014	2013	2013
Short-Term Debt and Current Portion of Long-Term Debt	$73.0	$87.2	$77.4
Long-Term Debt	2,245.3	2,236.0	2,176.2
Less:
Cash and Cash Equivalents	(157.0)	(33.1)	(52.2)
Total Net Debt	$2,161.3	$2,290.1	$2,201.4

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.17	3.48	3.28

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2014
Net Tons Sold (000's)
Paperboard Packaging	611.9	643.1
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$941.8	$987.3
Flexible Packaging	130.9	129.4
Total	$1,072.7	$1,116.7	$—	$—

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$100.2	$131.5
Flexible Packaging	(4.5)	(169.5)
Corporate	(16.0)	(14.9)
Total	$79.7	$(52.9)	$—	$—

2013
Net Tons Sold (000's)
Paperboard Packaging	640.1	651.3	670.0	625.0
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$936.1	$972.1	$996.3	$939.8
Flexible Packaging	164.4	167.6	166.7	135.1
Total	$1,100.5	$1,139.7	$1,163.0	$1,074.9

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$102.7	$104.4	$109.1	$86.0
Flexible Packaging	(3.8)	(1.4)	8.8	(4.9)
Corporate	(13.7)	(15.3)	(12.2)	(18.1)
Total	$85.2	$87.7	$105.7	$63.0
** Not meaningful